                                                                  EXHIBIT 10.52


                                      AGREEMENT

                                        AMONG

                                 COMSAT CORPORATION

                                COMSAT ARGENTINA S. A.

                                         AND

                    ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

                       ICO GLOBAL COMMUNICATIONS HOLDINGS B.V.

                       ICO GLOBAL COMMUNICATIONS SERVICES INC.



                             Dated as of September 30, 1998

                                    AGREEMENT


         This Agreement ("Agreement") is made and entered into as of the 30th day of September,1998 ("Effective Date") by and among the following parties:

                  COMSAT Corporation, a Washington D.C. corporation ("COMSAT Corporation"), with its principal place of business at
                  6560  Rock  Springs  Drive,  Bethesda,   Maryland  20817,
                  U.S.A.;

                  COMSAT ARGENTINA S. A., a sociedad anonime ("COMSAT Argentina"), with its principal place of business at Carlos Pellegrini 1363, 6th Floor, (1011) Buenos Aires, Argentina;

                  ICO Global Communications (Holdings) Limited, a Bermuda corporation ("ICO Bermuda"), with its principal place of business at Clarendon House, 2 Church Street, Hamilton, Bermuda;

                  ICO Global Communications Holdings B.V., a Netherlands corporation ("ICO Netherlands"), with its principal place of business at Drentestraat 20, 1083 HK Amsterdam, The Netherlands; and

                  ICO Global Communications Services Inc., a Delaware corporation ("ICO Services"), with its principal place of business at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, USA.

In consideration of the covenants contained in this Agreement, the parties hereto hereby agree as follows:


Section 1. Defined Terms.

Each of the terms set forth below, when used in this Agreement, will have the definition set forth opposite such term:

Closing Date - The date to be agreed to by the parties, as more fully set forth in Section 9 hereof.

Closing - The closing of the transactions contemplated by this Agreement pursuant to Section 9 hereof.

COMSAT - COMSAT Corporation and COMSAT Argentina.

COMSAT Entity - COMSAT Corporation and each of its direct and indirect subsidiaries.

COMSAT Shares - The ICO Bermuda shares owned , respectively, on the date of this Agreement by COMSAT Corporation , being a total of 2,015,604 shares, and COMSAT Argentina , being a total of 1,226,007 shares, as such shares and the number thereof may change to reflect any changes in the share capital of ICO Bermuda or the relationship between ICO Bermuda and any successor entity at any time during the period of performance of this Agreement.

COMSAT Subscription Agreements - The Subscription Agreements dated January, 1995, and all amendments thereto, between COMSAT Corporation and COMSAT Argentina, respectively, and a predecessor to ICO Bermuda and related documents and similar documents between any COMSAT Entity and any ICO Entity.

Distribution Rights - All rights and preferences of any COMSAT Entity to distribute any services of any ICO Entity or otherwise act for any ICO Entity anywhere in the world, including but not limited to all such rights and preferences that may have been granted or promised by any ICO Entity to any COMSAT Entity, including without limitation, any distribution rights granted, promised or referred to in the Information Memorandum, COMSAT Subscription Agreements, actions of or publications by any ICO Entity or its Board of Directors, or employees or agents, or other agreement, whether referred to as distribution rights, commercial rights, gateway operator, service partner, service provider, right to be a National Service Wholesaler, National Service Retailer, Service Wholesaler, Service Retailer, or otherwise . Nothing herein shall be construed as preventing COMSAT from acting as a non-exclusive provider to International Mobile Satellite Organization ("Inmarsat") for the distribution in the United
States of non-hand held ICO products for the maritime and aeronautical market segments or non-hand held ICO services for the maritime and aeronautical market segments.

ICO - ICO Bermuda, ICO Netherlands, and ICO Services. ICO Services is a wholly owned subsidiary of ICO Netherlands, which is a wholly owned subsidiary of ICO Global Communications (Netherlands Antilles) N.V., a Netherlands Antilles corporation, which is a wholly owned subsidiary of ICO Global Communications (Operations) Limited, a Cayman Islands corporation, which is a wholly owned subsidiary of ICO Bermuda.

ICO Entity - ICO Bermuda and each of its direct and indirect subsidiaries.

ICO Services/USEI Memorandum of Understanding - A memorandum of understanding in form and substance acceptable to ICO Services setting forth in outline form an agreement between USEI and ICO Services or an entity designated by ICO Services that would, among other things, (i) replace the Main Agreement, (ii) set forth USEI's consent to the transfer by COMSAT to ICO Services or an entity designated by ICO Services of the USEI Agreement and USEI Lease without condition at the request of ICO, and (iii) provide that the USEI Agreement can be terminated by COMSAT or, in the event the USEI Agreement has been transferred to ICO Services or an entity designated by ICO Services, by ICO Services or such entity without cost to COMSAT, ICO Services, or such entity.

ICO Cayman Islands - ICO Global Communications (Holdings) Limited, a corporation organized under the laws of the Cayman Islands.

Information Memorandum - The Information Memorandum dated 16 September 1994 as amended by the First Addendum thereto dated 18 January 1995 and the Second Addendum thereto dated 23 January 1995, referred to in the COMSAT Subscription Agreement, pursuant to which COMSAT Corporation and COMSAT Argentina acquired the COMSAT Shares.

Interconnect Agreement - Interconnect Agreement dated March 5, 1997 between COMSAT Corporation and ICO Netherlands and all amendments thereto, if any.

Licenses - All licenses, authorizations, approvals, and permits and applications therefor from any governmental authority obtained or applied for by (i) COMSAT Corporation in connection with the Interconnect Agreement and the Main Agreement or either or in the performance of its obligations thereunder or in connection with any Distribution Rights and/or (ii) COMSAT Argentina in connection with any Distribution Rights.

Main Agreement - Main Agreement dated March 5, 1997 between COMSAT Corporation and ICO Services and all amendments thereto, if any.

Main Agreement Documents - All plans, reports, memoranda, test results, insurance policies, schedules and other documents of whatsoever nature created or obtained by COMSAT Corporation in connection with the performance of its obligations under the Main Agreement and Interconnect Agreement or either and that are reasonably necessary to continue the installation, operations, maintenance, and interconnection of the SAN and not subject to attorney-client privilege.

Main Agreement Subcontracts - All agreements entered into by any COMSAT Entity with third parties pursuant to or in connection with the performance of COMSAT Corporation's obligations under the Main Agreement and Interconnect Agreement or either.

Parent Company Guaranty - The Parent Company Guaranty dated March 5, 1997 executed by ICO Cayman Islands in favor of COMSAT Corporation relating to the Main Agreement and the Interconnect Agreement.

SAN - The Satellite Access Node constructed pursuant to the Main Agreement.

Site Lease - The Lease of Earth Station Site dated April 4, 1997 between COMSAT Corporation and USEI and all amendments thereto, if any. Transition Agreement - The Transition Agreement to be entered into by ICO Services and COMSAT at the Closing, the form of which is attached hereto as Annex 1.

USEI - U.S. Electrodynamics, Inc., a corporation organized under the laws of the state of Washington, USA.

USEI Agreement - The Agreement dated April 4, 1997 between COMSAT Corporation and USEI relating to the construction and operation of the SAN and all amendments thereto, if any.


Section 2. Payment.

At the Closing, ICO Bermuda (or, at ICO Bermuda's direction, any one or more of the parties included within the definition of ICO) will pay to COMSAT, by wire transfer to the bank account designated in writing by
COMSAT, in immediately available funds, the aggregate sum of (i) in consideration for terminating the Main Agreement and Interconnect Agreement, U.S. dollars four million five hundred thousand (U.S. $
4,500,000), and (ii) an additional sum (in U.S. dollars) equal to all amounts which the parties hereto agree are or will be owed by ICO to COMSAT Corporation through the Closing Date pursuant to the Main Agreement and Interconnect Agreement that have not been paid as of such date, which sum shall be determined no ;later than five (5) days prior to the Closing.


Section 3.  Termination.

The Interconnect Agreement and Main Agreement shall terminate as of the Closing Date, except for the following portions of the Interconnect Agreement and Main Agreement which will remain in effect:

         (a) Sections 12,18, 19, and 34 of the Interconnect Agreement, and

         (b) Sections C10, H4, H5, H14, and H15.13 of the Main Agreement.


Section 4.  Transfers To ICO and Transition Agreement.

(A) At the Closing, COMSAT Corporation and ICO Services or other entity designated by ICO Services will execute and deliver, as of the Closing Date, an Assignment and Assumption Agreement in the form attached hereto as Annex 2, pursuant to which (i) COMSAT Corporation will assign or transfer to ICO Services or other entity designated by ICO Services, all rights, titles, and interests under the following, and (ii) ICO Services or other entity designated by ICO Services will assume the obligations of COMSAT Corporation that arise after the Closing under the following, and (iii) ICO Services will indemnify COMSAT against all claims by third parties (including costs) accruing after the Closing in connection with such assumed obligations and reimburse COMSAT for any taxes or fees that may become payable as a result of such assignment or transfer of rights, titles, and interests under, the following:

         (1) Site Lease;

         (2) All Main Agreement Documents;

         (3) All Main Agreement Subcontracts;

         (4) All Licenses (to the extent transferable and subject to any conditions applicable to transfer);

         (5) All rights, titles, and interests of COMSAT Corporation in and to all equipment, facilities, improvements, structures, and other physical property and rights of whatsoever nature acquired by COMSAT Corporation in connection with or for the SAN being constructed pursuant to the Main Agreement or in connection with the Interconnect Agreement; and

         (6) All Distribution Rights.

 (B) Except as otherwise agreed by the parties to facilitate the transition services under the Transition Agreement, COMSAT Corporation will deliver to ICO at or before the Closing the following documents which are defined in the Main Agreement in whatever state of completion or readiness such documents may exist on the Closing Date and otherwise on an "as is" basis:

         As Built Plans
         Confidential Information (received from ICO in connection with the Main Agreement or Interconnect Agreement)
         Plans
         Requisite Consents (to the extent transferable and subject to any conditions of transfer applicable thereto)
         Site Lease
         Building Contract
         Copy of all Building Contractor Insurance Policies in COMSAT's possession
         Warranties applicable to equipment installed pursuant to the Main Agreement and all subcontracts, consulting agreements, utility agreements and similar agreements entered into by COMSAT Corporation pursuant to the Main Agreement.

(C) COMSAT Corporation will deliver to ICO at or before the Closing the following with respect to the Interconnect Agreement:

         (1)  Confidential  Information,  as  defined  in the  Interconnect
              Agreement,   received  from  ICO  in   connection   with  the
              Interconnect Agreement,

         (2) Names, addresses, telephone numbers, and other relevant information relating all parties to which COMSAT Corporation provided quotes for ICO interconnect services, and

         (3) Such other information as may be in COMSAT's possession and that COMSAT may have created or obtained prior to the Effective Date in order to perform its obligations under the Interconnect Agreement ("ICO Interconnect Information"), provided that COMSAT shall not be obligated to deliver quotes, traffic estimates or other information that is derived from or represents a commingling of ICO Interconnect Information and other COMSAT proprietary information (such as quotes based on a bundling of forecasted ICO traffic and other non-ICO related traffic).

At the request of ICO Services at any time during the term of the Transition Agreement, COMSAT will assign or otherwise transfer to a party designated by ICO Services or amend or otherwise take all actions required to substitute such party in place of COMSAT as the applicant under, whichever ICO Services elects, all licenses and other permits and authorizations applied for by COMSAT to the U.S. Federal Communications Commission pursuant to the Main Agreement or Interconnect Agreement.

(D) At the Closing, ICO Services and COMSAT will enter into the Transition Agreement.

(E) If the Closing occurs, at the request of ICO Services at any time at or prior to termination of the Transition Agreement and without the need for further documentation other than the providing of written notice therefor from ICO Services to COMSAT Corporation, COMSAT Corporation shall transfer to ICO Services or other entity designated by ICO Services the rights of COMSAT Corporation under the USEI Agreement, and ICO Services or such other entity shall assume the obligations of COMSAT Corporation under the USEI Agreement that arise after such transfer.


Section 5. Registration Rights.

(A) No ICO Entity will object to or hinder the sale by COMSAT Corporation or COMSAT Argentina of any or all of the COMSAT Shares in a private sale not prohibited by the rules or regulations of the U.S. Securities and Exchange Commission ("SEC"). ICO Bermuda shall promptly register in its company register the transfer of such shares from COMSAT pursuant to such sale from COMSAT to any purchaser designated by COMSAT pursuant to such sale provided such transfer is made in accordance with, and not in violation of, the Bye-laws and/or Memorandum of Continuance of ICO Bermuda or any successor entity thereof and all applicable laws and regulations. In furtherance thereof:

         (1) ICO Bermuda hereby represents and warrants to COMSAT, which representation and warranty shall survive the execution, delivery, and any Closing hereunder, that as of the date of this Agreement there is nothing in the Bye-laws, Memorandum of Continuance or other charter document of ICO Bermuda that would restrict ICO Bermuda's ability to register such transfer of shares except for the provisions of Bye-laws 55, 56, and 57 of ICO Bermuda's Bye-laws, a copy of which are attached hereto as Annex 6.

         (2) Until the earlier of (i) January 1, 2000 or (ii) until neither COMSAT Corporation nor COMSAT Argentina holds any COMSAT Shares, ICO Bermuda or any successor entity shall remain current with all public filings and other public disclosures required to be made with the SEC under the Securities Exchange Act of 1934, as amended, and other applicable laws and regulations.

  (B) If  ICO  Bermuda  or  any  successor   entity   thereof  files  a
      registration statement with the SEC with respect to the offer and sale to the public in the United States of any of ICO Bermuda's (or any successor entity's) authorized and unissued ordinary shares, par value $0.01 per shares, (the "ICO Offered Shares") at any time during the two year period commencing on January 1, 1999, then COMSAT Corporation and COMSAT Argentina will have the right to require ICO Bermuda or any successor entity thereof to include in such registration statement any COMSAT Shares owned by COMSAT Corporation and/or COMSAT Argentina as of the date of this Agreement which COMSAT Corporation or COMSAT Argentina notifies ICO Bermuda in writing that it desires to sell in the offering (the "COMSAT Offered Shares"). ICO Bermuda shall provide COMSAT at least twenty days advance written notice of its intent to file any such registration statement with the SEC, and COMSAT shall thereafter have fifteen days to notify ICO Bermuda of its desire to sell the COMSAT Offered Shares pursuant to such registration statement. The aforementioned right to require any or all of the COMSAT Shares to be included in a registration statement filed by ICO Bermuda or any successor entity with the SEC shall be subject to the following conditions:

      the receipt by ICO Bermuda of a written opinion of US legal counsel reasonably satisfactory to ICO to the effect that registration under the Securities Act of 1933 is required (because in the judgment of such counsel there is no applicable exemption) in connection with the transaction contemplated by COMSAT Corporation or COMSAT Argentina involving the COMSAT Offered Shares;
      in the opinion of the lead underwriter for the offering (the lead underwriter will be selected by ICO Bermuda) market conditions would allow for the sale of both the ICO Offered Shares and the COMSAT Offered Shares;
      if any  ICO  shareholder  other  than COMSAT Corporation  or  COMSAT
      Argentina   to  which  ICO  Bermuda  has  given  demand  or  piggyback registration rights as of the date of this Agreement (an "other ICO shareholder") demands that its ICO shares be registered, ICO will not be required to include any COMSAT Offered Shares in the registration unless in the good faith opinion of the lead underwriter market conditions would allow for the sale of the ICO Offered Shares, the COMSAT Offered Shares and the shares of each such other ICO shareholder;
     if as of the closing of the sale of the shares subject to any such registration the lead underwriter deems it necessary to reduce the number of shares proposed to be sold, any such reduction will apply first to the COMSAT Offered Shares;
     COMSAT proposes no changes to the underwriting agreement or other documentation required to be approved by COMSAT in connection with the offering (other than changes reasonably required to include the COMSAT Offered Shares in such offering) if such underwriting agreement and other such documentation are satisfactory to ICO Bermuda and, if applicable, each such other ICO shareholder; provided such agreement will not (i) obligate COMSAT to adhere to any lock-up period for COMSAT Offered Shares not included in such offering or (ii) provide for any deferral of payment to COMSAT for the shares sold by it in such offering; and
     COMSAT will bear its legal fees and its related costs (including the proportionate share of any NASD and SEC filing fees) and the underwriter fees and discounts attributable to the COMSAT Offered Shares.


         In any such offering ICO Bermuda will enter into customary underwriting arrangements, supply information, make requests, and otherwise use reasonable commercial efforts, including (except as indicated above) the payment of necessary fees for the preparation, filing, and printing of the registration statement and exhibits thereto (including copies of preliminary and final prospectuses and to obtain all legal opinions, auditors consents, and comfort letters, and participate in and cooperate with due diligence activities and any "road shows" or similar marketing efforts if requested by the lead underwriter to facilitate the offering. ICO Bermuda will deliver or cause to be delivered to COMSAT such number of copies as may be reasonably requested by COMSAT of preliminary and final
registration   statements  and  prospectuses   (including  any  revised  or
supplemental prospectuses) and except as indicated above will pay all expenses in connection with the registration of the COMSAT Offered Shares. ICO Bermuda and any successor entity thereof will indemnify and hold
harmless   COMSAT  and  its   officers,   directors,   employees,   agents,
representatives   and  underwriters   against  claims,   losses,   damages,
liabilities and expenses (including attorneys fees and sums payable in satisfaction of judgments or decrees) resulting from or attributable to any untrue statement of a material fact or allegedly untrue statement or alleged omission to state therein any material fact required to be stated or necessary to make any statements not misleading except insofar as the information shall have been furnished in writing to ICO Bermuda by COMSAT Corporation or COMSAT Argentina, or other violations or non-compliance by ICO Bermuda with applicable laws or regulations or contractual obligations, relating to such offering, and if such indemnification is deemed void as against public policy shall contribute to COMSAT such sums as would be equal to any payments otherwise payable to COMSAT and its officers, directors, employees, agents, representatives and underwriters to indemnify and hold harmless each of them pursuant to this Section 6(B).

Section 6. Representations.

(A) COMSAT Corporation hereby covenants and agrees that the copies of the Site Lease, USEI Agreement, and Main Agreement Subcontracts heretofore delivered to ICO are the originals or true copies of the originals of such documents and that such documents at the Closing will be in full force and effect and that COMSAT will not be in breach of its obligations thereunder. COMSAT Corporation hereby represents and warrants that (i) COMSAT Corporation is the owner free and clear of all liens, claims, and encumbrances of the rights attributed to COMSAT Corporation under (and subject to the terms of) the Interconnect Agreement, Main Agreement, Site Lease, USEI Agreement, and Main Agreement Subcontracts, and (ii) neither COMSAT Corporation nor COMSAT Argentina has assigned or otherwise transferred or encumbered or entered into any agreements with any third party that creates any rights, liens, claims, and encumbrances on or to the Distribution Rights, and (iii) COMSAT Corporation and COMSAT Argentina each has the authority and power to enter into this Agreement and to perform its obligations hereunder.

(B) ICO hereby represents and warrants to COMSAT and agrees that (i) ICO is the owner free and clear of all liens, claims, and encumbrances of the rights attributed to ICO under the Interconnect Agreement and Main Agreement and
(ii) ICO has the authority and power to enter into this Agreement and to perform its obligations hereunder, (iii) the information set forth on Annex
4 hereto with respect to registration rights granted to other shareholders of ICO Bermuda is true and correct, and (iv) ICO Bermuda has succeeded to and is fully liable for the obligations of its predecessor, ICO Cayman Islands, under the Parent Company Guaranty.

(C) At the Closing, COMSAT and ICO will each execute and deliver to the other a Representation and Warranty Agreement in the form attached hereto as Annex
5, pursuant to which each such party makes, as of the Closing Date, the same covenants, representations, and warranties as are set forth in this
Section 6.


Section 7. Mutual Releases.

At the Closing, COMSAT and ICO will execute and deliver a Mutual Release in the form attached hereto as Annex 3, pursuant to which COMSAT will release, or will cause to be released, each ICO Entity from, and ICO will release, or will cause to be released, each COMSAT Entity from, all claims and causes of action whatsoever related to the Distribution Rights or any rights or warranties related to the Main Agreement, the Interconnect Agreement, and the Main Agreement Subcontracts (except as provided for in Section 3 hereto) which any COMSAT Entity or ICO Entity, as the case may be, may have against any ICO Entity or COMSAT Entity, as the case may be, and COMSAT will agree not to assert (and will cause each COMSAT Entity not to assert) against any ICO Entity or any other person or entity not a party to this Agreement any claims arising out of or connected with the Distribution Rights and/or any matters contained in the letter from Crowell & Moring to ICO Bermuda dated 15 April 1998 and the draft Writ sent to ICO Bermuda on 9 June 1998.


Section 8. USEI Transactions.

Forthwith after the Effective Date, COMSAT will (i) notify USEI that COMSAT and ICO have entered into this Agreement and that COMSAT has no objection to USEI conducting negotiations with ICO Services in an attempt to reach agreement on an ICO Services/USEI Memorandum of Understanding (ii) cooperate with ICO to the extent reasonably requested in ICO's efforts to enter into the ICO Services/USEI Memorandum of Understanding and (iii) seek the written consent of USEI to assign the USEI Agreement to ICO Services or any entity designated by ICO Services.

(B) Forthwith after the Effective Date, ICO Services or other entity designated by ICO will use good faith efforts to enter into the ICO Services/USEI Memorandum of Understanding not later than 60 days after the Effective Date.


Section 9. Closing.

(A) Unless otherwise hereafter mutually agreed in writing by the parties hereto, the Closing Date will be a date acceptable to COMSAT and ICO not later than 30 days after the Effective Date; PROVIDED THAT the Closing shall not occur on such date unless on or prior thereto either of the following conditions has occurred (i) USEI and ICO Services or an entity designated by ICO Services have entered into the ICO Services/USEI Memorandum of Understanding or (ii) USEI has given (and not withdrawn) its consent for COMSAT to assign the USEI Agreement to ICO Services or any entity designated by ICO Services. If neither of the conditions referred to in (i) or (ii) of this Section 9(A) has occurred within such 30 day period, the Closing Date shall be deferred to a date acceptable to ICO and COMSAT not later than 60 days after the Effective Date; PROVIDED THAT if neither of the conditions referred to in (i) or (ii) of this Section 9(A) has occurred on or before 60 days after the Effective Date, each of COMSAT and ICO will have the right to terminate this Agreement by giving written notice thereof to the other party. If this Agreement is so terminated, no party hereto will have any right or obligation under this Agreement.

(B) The Closing and the performance by the parties hereto of their respective obligations under this Agreement at the Closing are conditional upon the occurrence or fulfillment prior to the Closing of the conditions to Closing expressly set forth in this Agreement and the performance by COMSAT and ICO of their respective obligations at the Closing.

(C) The Closing will occur at 10 o'clock AM on the Closing Date in the offices of COMSAT Corporation at 6560 Rock Springs Drive, Bethesda MD
20817 U.S.A. At the Closing each party
hereto will execute and deliver the documents required and take the other action required to be taken to fulfill at the Closing all the obligations of such part under this Agreement.


Section 10. General.

(i) All notices sent by COMSAT or ICO to the other party will be sent by telefax or delivered to the address for such party set forth below:

         Notices to COMSAT                          Notices to ICO

         COMSAT Corporation                         ICO Global Communications
         6560 Rock Springs Drive                    1 Queen Caroline Street
         Bethesda MD 20817                          Hammersmith London W6 9 BN
         USA                                        United Kingdom
         Attention: General Counsel                 Attention: General Counsel
         Fax. No. 301-214-7145                      Fax No.  44-181-741-0851

(ii)     No party  hereto  will  have  any  right to  assign  or  otherwise
         transfer  or  encumber  its  rights  or  obligations   under  this
         Agreement.

(iii) This Agreement shall be governed by and interpreted and construed in accordance with English Law; provided, however, that all suits, claims, actions, proceedings or disputes arising or brought under
         Section 5 "Registration Rights" of this Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

(iv) The parties agree that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise in connection with the validity, effect, interpretation or performance of this Agreement or otherwise arising out of or in connection with this Agreement or any of its terms.

(v) At the request of any party hereto, all the parties hereto will execute and deliver all other documents that may be required to give effect to the agreements contemplated by this Agreement.

(vi) The Parent Company Guaranty will remain in effect after the Closing and will cover only (i) the obligations of ICO Services under the Transition Agreement, and (ii) the obligations of ICO under the Main Agreement and Interconnect Agreement that remain in effect after the Closing pursuant to Section 3 and the Assignment and Assumption Agreement hereof.

(vii) It is expressly agreed and acknowledged by each of the parties that the execution and performance of this Agreement is not, and is not to be construed as, any admission whatsoever of any liability on the part of any of the parties to this Agreement.

(viii) Except to the extent required by applicable law and to parties with whom any party has contracted or may contract or intend to contract with respect to any of the matters that are the subject of this Agreement, no party hereto shall make any announcement, news release, or other public statement regarding this Agreement or its subject matter without prior written approval of the other parties, such approval not to be unreasonably withheld or delayed.

(ix) This Agreement sets out the entire agreement and understanding between the parties in respect of the subject matter of this Agreement. It is agreed that:

         (a) No party hereto has entered into this Agreement in reliance on any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement,

         (b) No party shall have any remedy in respect of any misrepresentation or untrue statement made by any other party which is not contained in this Agreement, and

         (c) This clause shall not exclude any liability for fraudulent misrepresentation.

(x) At and after the Closing, each of COMSAT and ICO will execute and deliver all documents and take all actions required to give effect to the agreements of the parties set forth in this Agreement.

(xi)     Attached  hereto and hereby made a part  hereof are the  following
         Annexes:
         Annex 1. Form of Transition  Agreement
         Annex 2. Form of Assignment  and  Assumption  Agreement
         Annex 3. Form of Mutual Release
         Annex 4. Information Relating to Registration Rights granted to other
                    Shareholders of ICO Bermuda
         Annex 5. Form of Representation and Warranty Agreement
         Annex 6. Bye-laws 55, 56, and 57 of ICO Bermuda

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first mentioned above.


COMSAT Corporation                               ICO GLOBAL COMMUNICATIONS
                                                 (HOLDINGS) LIMITED



By: /s/ John Mattingly                           By: /s/ Olof Lundberg
    Name:  John Mattingly                        Name:  Olof Lundberg
    Title: President, COMSAT                     Title: CEO
           Satellite Services


COMSAT ARGENTINA S. A.                           ICO GLOBAL COMMUNICATIONS
                                                 HOLDINGS B.V.



By: /s/ Luis Valencia                            By: /s/ Olof Lundberg
    Name:  Luis Valencia                         Name: Olof Lundberg
    Title: President of the Board of Directors   Title: CEO



                                                 ICO GLOBAL COMMUNICATIONS
                                                 SERVICES INC.



                                                 By: /s/ Olof Lundberg
                                                 Name: Olof Lundberg
                                                 Title: CEO